Exhibit 10(iii)(c.2)

STATE OF TEXAS

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COUNTY OF DALLAS

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I, the undersigned, an Assistant Secretary of Exxon Mobil Corporation, HEREBY CERTIFY, that the following is a true copy of resolutions adopted at a meeting of the Board of Directors of Exxon Mobil Corporation, incorporated under the laws of New Jersey, duly called and held at 5959 Las Colinas Blvd., Irving, Texas, on July 28, 2004, at which a quorum was present and voting; and that said resolutions are now in full force and effect:

"RESOLVED, that, in accordance with Section VI of the Corporation's 2004 Non-Employee Director Restricted Stock Plan (the "Plan"):

(a)

Each person who becomes a non-employee director for the first time after the date of this resolution shall be automatically granted an award of eight thousand (8,000) shares of restricted stock subject to the terms and conditions specified in the Plan, effective as of the date such person becomes a non-employee director; and

(b)

Commencing with the year 2005, each incumbent non-employee director shall be automatically granted an award of four thousand (4,000) shares of restricted stock subject to the terms and conditions specified in the Plan, effective as of the first trading day of each year.

FURTHER RESOLVED, that the foregoing resolution shall remain in effect until modified or rescinded by further action of the Board of Directors."

WITNESS my hand and seal of the Corporation at Irving, Texas, this 28th day of July, 2004.

/s/  M. K. Ivey__________________

Name:

M. K. Ivey

Title:

Assistant Secretary